UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2022 (March 25, 2022)

Date of Report (Date of earliest event reported)

Boulder Growth & Income Fund, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	811-02328	13-272967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1230 Denver, CO	80290
(Address of principal executive offices)	(Zip Code)

877-561-7914
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The Board of Directors (“Board”) of the Boulder Growth & Income Fund, Inc. (the “Registrant”) has approved changing the Registrant’s name to SRH Total Return Fund, Inc. (the “Name Change”) and ticker symbol to “STEW”. Each change will be effective beginning on April 4, 2022. To accomplish the Name Change, the Board also approved the following, each effective beginning April 4, 2022: (i) the filing of an Articles of Amendment (the “Articles of Amendment”) to the Fund’s Amended and Restated Articles of Amendment (the “Charter”) with the Department of Assessments and Taxation of the State of Maryland, and (ii) the Second Amendment to the Fund’s Amended and Restated Bylaws (the “Bylaws Amendment”). The Articles of Amendment and Bylaws Amendment only serve to effectuate the Name Change.

The foregoing descriptions of the Articles of Amendment and the Bylaws Amendment are summaries only and do not purport to be complete and are qualified in their entirety by reference to the copies of each document filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 8.01 Other Events.

On March 25, 2022, in connection with the Name Change, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the Name Change. In addition, the press release announced that, effective on April 1, 2022, Stewart Horejsi will retire from his role as a primary portfolio manager of the Registrant. Joel Looney and Jacob Hemmer will continue in their current portfolio manager roles, collectively responsible for the day-to-day management of the Fund’s assets.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Articles of Amendment
3.2	Second Amendment to the Amended and Restated Bylaws
99.1	Press Release Dated March 25, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2022	By:	/s/ Joel Looney
Joel Looney
President

Index to Exhibits

Exhibit Number	Description
3.1	Articles of Amendment
3.2	Second Amendment to the Amended and Restated Bylaws
99.1	Press Release Dated March 25, 2022